As filed with the Securities and Exchange Commission on April 9, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Realogy Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-8050955
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Campus Drive

Parsippany, New Jersey 07054

(973) 407-2000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Marilyn J. Wasser, Esq.

Realogy Holdings Corp.

One Campus Drive

Parsippany, New Jersey 07054

(973) 407-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Stacy J. Kanter, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Telephone: (212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after the date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share	—	—	—	—

(1)	Not applicable pursuant to Form S-3 General Instruction II.E.
(2)	We are registering an indeterminate number of shares of common stock, which may be offered from time to time in unspecified numbers and at indeterminate prices.
(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee. Registration fees will be paid subsequently on a “pay as you go” basis.

PROSPECTUS

COMMON STOCK

This prospectus relates solely to sales of our common stock by selling stockholders, some of whom may be our affiliates. The selling stockholders, who will be named in a prospectus supplement, may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. We will not receive any proceeds from the sale of shares of common stock to be offered by the selling stockholders. We will pay the expenses, other than underwriting discounts and commissions, associated with the sale of shares by the selling stockholders.

This prospectus describes some of the general terms that may apply to our common stock. Each time any common stock is offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the number of shares of our common stock to be sold by, and the identities of, the selling stockholders. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, carefully before you make your investment decision.

This prospectus may not be used to offer and sell shares of our common stock unless accompanied by a prospectus supplement.

The shares of our common stock may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at a negotiated price. The shares of our common stock offered by this prospectus and the accompanying prospectus supplement may be offered by the selling stockholders directly to purchasers or to or through underwriters, brokers or dealers or other agents. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, brokers or dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

Our common stock is listed for trading on The New York Stock Exchange under the symbol “RLGY.”

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 7 of this prospectus, as well as those contained in any prospectus supplement and the documents incorporated by reference herein and therein, before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 9, 2013.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the automatic shelf process, the selling stockholders to be named in one or more prospectus supplements may offer and sell, from time to time, shares of our common stock. We will also be required to provide a prospectus supplement containing specific information about the selling stockholders and the terms on which our common stock is being offered and sold. We may also add, update or change in a prospectus supplement information contained in this prospectus.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference herein as described herein and therein and any free writing prospectus that we prepare and distribute. Neither we nor the selling stockholders have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any such free writing prospectus.

The selling stockholders may only offer to sell, and seek offers to buy, shares of our common stock in jurisdictions where offers and sales are permitted.

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits of which this prospectus forms a part. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, of which this prospectus forms a part, you should refer to that agreement or document for its complete contents.

If the description of the offering varies between any prospectus supplement and this prospectus, you should rely on the information in the prospectus supplement. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SHARES OF OUR COMMON STOCK UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Except as otherwise indicated or unless the context otherwise requires, the terms “we,” “us,” “our,” “our company,” “Realogy,” “Realogy Holdings” and the “Company” refer to Realogy Holdings Corp., a Delaware corporation, and its consolidated subsidiaries, including Realogy Intermediate Holdings LLC, a Delaware limited liability company (“Realogy Intermediate”), and Realogy Group LLC, a Delaware limited liability company (“Realogy Group”). Neither Realogy Holdings, the indirect parent of Realogy Group, nor Realogy Intermediate, the direct parent company of Realogy Group, conducts any operations other than with respect to its respective direct or indirect ownership of Realogy Group.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains our reports, proxy and other information regarding us at http://www.sec.gov. Our SEC filings are also available free of charge at our website (www.realogy.com). The information on or accessible through our website is not incorporated by reference into this prospectus. In addition, you can inspect reports and other information we file at the office of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement on Form S-3 with respect to the shares of common stock offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered hereby, reference is made to the registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act with the SEC subsequent to the date of this prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Realogy Holdings’ Annual Report on Form 10-K for the year ended December 31, 2012, filed on February 25, 2013 (except for the financial statements of Realogy Group LLC);

•	Realogy Holdings’ Current Reports on Form 8-K filed on January 7, 2013, January 28, 2013, March 8, 2013 and April 9, 2013 (except for Item 2.02 and Exhibit 99.1); and

•	the description of Realogy Holdings’ common stock set forth in its registration statement on Form 8-A filed on September 28, 2012.

We incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and until the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:

Realogy Holdings Corp.

One Campus Drive

Parsippany, New Jersey 07054

(973) 407-2000

FORWARD-LOOKING STATEMENTS

Forward-looking statements included in this prospectus, any prospectus supplement, information incorporated by reference herein or therein and any related free-writing prospectus are based on various facts and derived utilizing numerous important assumptions are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include the information concerning our future financial performance, business strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward looking in nature and not historical facts. You should understand that the following important factors could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements:

•	risks related to general business, economic, employment and political conditions and the U.S. residential real estate markets, either regionally or nationally, including but not limited to:

•

a lack of improvement in the number of homesales, stagnant or declining home prices and/or a deterioration in other economic factors that particularly impact the residential real estate market and the business segments in which we operate;

•	a lack of improvement in consumer confidence;

•	the impact of recessions, slow economic growth, disruptions in the banking system and high levels of unemployment in the U.S. and abroad;

•

increasing mortgage rates and down payment requirements and/or constraints on the availability of mortgage financing, including but not limited to the potential impact of various provisions of the Dodd–Frank Wall Street Reform and Consumer Protection Act and regulations that may be promulgated thereunder relating to mortgage financing as well as other factors that tighten underwriting standards;

•

legislative, tax or regulatory changes that would adversely impact the residential real estate market, including potential reforms of the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation, and potential tax code reform, which could reduce the amount that taxpayers would be allowed to deduct for home mortgage interest;

•	negative trends and/or a negative perception of the market trends in value for residential real estate;

•	renewed high levels of foreclosure activity including but not limited to the release of homes already held for sale by financial institutions;

•	insufficient or excessive regional home inventory levels;

•	the inability or unwillingness of homeowners to enter into homesale transactions due to negative equity in their existing homes; and

•	lower homeownership rates or failure of homeownership rates to return to more typical levels;

•	our geographic and high-end market concentration, particularly with respect to our company owned brokerage operations;

•	our inability to enter into franchise agreements with new franchisees or to realize royalty revenue growth from them;

•	our inability to renew existing franchise agreements or maintain franchisee satisfaction with our brands;

•

existing franchisees may incur operating losses if sales volume decreases which may impede their ability to grow or continue operations. Additionally, debt incurred by our franchisees during the downturn may hinder long-term growth and their ability to pay back indebtedness;

•	disputes or issues with entities that license us their trade names for use in our business that could impede our franchising of those brands;

•

actions by our franchisees that could harm our business or reputation, non-performance of our franchisees, controversies with our franchisees or actions against us by third parties with which our franchisees have business relationships;

•	competition in our existing and future lines of business;

•	our failure to comply with laws, regulations and regulatory interpretations and any changes in laws, regulations and regulatory interpretations;

•	seasonal fluctuations in the residential real estate brokerage business which could adversely affect our business, financial condition and liquidity;

•	the loss of any of our senior management or key managers or employees or other significant labor or employment issues;

•	adverse effects of natural disasters or environmental catastrophes;

•	risks related to our international operations;

•

risks associated with our substantial indebtedness and interest obligations, including risks related to having to dedicate a substantial portion of our cash flows from operations to service our debt, risks related to our ability to refinance our indebtedness and to incur additional indebtedness, risks associated with our ability to comply with our senior secured leverage ratio covenant under our senior secured credit facility, interest rate risk, and risks related to an event of default under our outstanding indebtedness;

•	changes in corporate relocation practices resulting in fewer employee relocations;

•	an increase in the claims rate of our title underwriter;

•

our inability to securitize certain assets of our relocation business, which would require us to find an alternative source of liquidity that may not be available, or if available, may not be on favorable terms;

•	limitations on flexibility in operating our business due to restrictions contained in our debt agreements;

•

any remaining resolutions or outcomes with respect to the contingent liabilities of Cendant Corporation (“Cendant”) under the Separation and Distribution Agreement dated July 27, 2006, among Realogy Group, Cendant, which changed its name to Avis Budget Group, Inc. in August 2006, Wyndham Worldwide Corporation (“Wyndham Worldwide”) and Travelport Inc. (“Travelport”) and the Tax Sharing Agreement dated as of July 28, 2006, as amended, among Realogy Group, Wyndham Worldwide and Travelport, including any adverse impact on our future cash flows;

•	any adverse resolution of litigation, governmental proceedings or arbitration awards; and

•	new types of taxes or increases in state, local or federal taxes that could diminish profitability or liquidity.

Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements. You should consider these important factors, as well as the risk factors set forth in this prospectus, any prospectus supplement, and the documents incorporated by reference herein and therein, in evaluating any statement made in any prospectus supplement.

Any forward-looking statement made by us in this prospectus, any prospectus supplement, or in the documents incorporated by reference herein or therein speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

THE COMPANY

We are the preeminent and most integrated provider of residential real estate services in the U.S. We are the world’s largest franchisor of residential real estate brokerages with some of the most recognized brands in the real estate industry, the largest owner of U.S. residential real estate brokerage offices, the largest U.S. and a leading global provider of outsourced employee relocation services and a significant provider of title and settlement services. Our owned and franchised brokerage businesses are more than two and a half times larger than their nearest competitor and, in 2012, we were involved in approximately 26% of domestic existing homesale transaction volume that involved a real estate brokerage firm. Our revenue is derived on a fee-for-service basis, and given our breadth of complementary service offerings, we are able to generate fees from multiple aspects of a residential real estate transaction. Our operating platform is supported by our portfolio of industry leading franchise brokerage brands, including Century 21®, Coldwell Banker®, Coldwell Banker Commercial®, ERA®, Sotheby’s International Realty® and Better Homes and Gardens® Real Estate and we also own and operate the Corcoran Group® and CitiHabitats brands. Our multiple brands and operations allow us to derive revenue from many different segments of the residential real estate market, in many different geographies and at varying price points.

Corporate Information

Our headquarters are located at One Campus Drive, Parsippany, New Jersey 07054. We have entered into a lease for new corporate headquarters at 175 Park Avenue, Madison, New Jersey 07940, and expect to take occupancy of the new headquarters in April 2013. Our general telephone number is (973) 407-2000. We were incorporated on December 14, 2006 in the state of Delaware. Our Internet address is www.realogy.com. Information on, or accessible through, our website is not incorporated by reference herein and not part of this prospectus.

RISK FACTORS

You should carefully consider each of the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2012, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC that are incorporated by reference herein and therein before making an investment decision. The risk factors generally have been separated into three groups: (1) risks related to our business; (2) risks related to our indebtedness; and (3) risks related to an investment in our common stock. Based on the information currently known to us, we believe that the information incorporated by reference in this prospectus identifies the most significant risk factors affecting our company. Each of risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than the risk factors incorporated by reference herein may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

All shares of common stock sold pursuant to this prospectus will be sold by the selling stockholders and we will not receive any of the proceeds from such sales. We will pay the expenses, other than underwriting discounts and commissions, associated with the sale of shares by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our amended and restated certificate of incorporation and amended and restated bylaws, and of specific provisions of Delaware law. The following description is intended as a summary only and is qualified in its entirety by reference to our amended and restated certificate of incorporation, our amended and restated bylaws and the Delaware General Corporation Law (the “DGCL”). For more information on how you can obtain our amended and restated certificate of incorporation and our amended and restated bylaws, see “Where You Can Find More Information.” We urge you to read our amended and restated certificate of incorporation and our amended and restated bylaws in their entirety.

General

Pursuant to our amended and restated certificate of incorporation, our capital stock consists of 450,000,000 authorized shares, of which 400,000,000 shares, par value $0.01 per share, are designated as “common stock,” and 50,000,000 shares, par value $0.01 per share, are designated as “preferred stock.”

At April 5, 2013, there were outstanding 145.4 million shares of our common stock held by approximately 161 stockholders of record and no shares of preferred stock outstanding.

Common Stock

Voting Rights. Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock do not have cumulative voting rights in the election of directors.

Dividend Rights. Subject to the rights of the holders of preferred stock, holders of common stock are entitled to receive ratably dividends if, as and when dividends are declared from time to time by our Board of Directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock, as described below, if any. Under Delaware law, we can only pay dividends either out of “surplus” or out of the current or the immediately preceding year’s net profits. Surplus is defined as the excess, if any, at any given time, of the total assets of a corporation over its total liabilities and statutory capital. The value of a corporation’s assets can be measured in a number of ways and may not necessarily equal their book value.

Liquidation Rights. Upon liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and accrued but unpaid dividends and liquidation preferences on any outstanding preferred stock.

Other Matters. The common stock has no preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation, shares of preferred stock are issuable from time to time, in one or more series, with the designations of the series, the dividend rates and whether such dividends will be cumulative or non-cumulative, the voting conversion or exchange rights of the shares of the series (if any), redemption rights, whether or not the shares of the series will be entitled to the benefit of a retirement or sinking fund, liquidation rights, the powers, preferences and relative, participation, optional or other special rights (if any), and any qualifications, limitations or restrictions thereof as our Board of Directors from time to time may adopt by resolution (and without further stockholder approval), subject to certain limitations. Each series will consist of that number of shares as will be stated and expressed in the certificate of designations providing for the issuance of the stock of the series, which number may be increased or decreased from time to time by the Board Directors. All shares of any one series of preferred stock will be identical.

Composition of Board of Directors; Election and Removal of Directors; Number of Directors

In accordance with our amended and restated certificate of incorporation and our amended and restated bylaws, the number of directors comprising our Board of Directors will be determined from time to time by our Board of Directors, and only a majority of the Board of Directors may fix the number of directors; provided that in no event shall the total number of directors be less than three nor more than fifteen.

At the date of this prospectus, the Board of Directors consists of eight members, four of whom are non-management Directors and three of whom are independent directors under applicable listing standards and our corporate governance documents. The Board of Directors is currently divided into three classes, each with three-year terms (other than with respect to the initial terms of the Class I and Class II directors, which are one and two years, respectively), so that one-third of the Directors, or as near to one-third as possible, are elected at each annual meeting for three-year terms.

The classes of directors are as follows:

•	V. Ann Hailey, M. Ali Rashid and Brett White are Class I Directors, whose initial term will expire at the 2013 annual meeting of stockholders to be held on May 7, 2013;

•	Travis W. Hennings and Scott M. Kleinman are Class II Directors, whose initial term will expire at the 2014 annual meeting of stockholders; and

•	Marc E. Becker, Richard A. Smith and Michael J. Williams are Class III Directors, whose initial term will expire at the 2015 annual meeting of stockholders.

The classification of directors has the effect of making it more difficult for stockholders to change the composition of our Board of Directors. Each director is to hold office until his successor is duly elected and qualified or until his earlier death, resignation or removal. Any vacancies on our Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors, although less than a quorum. Our amended and restated certificate of incorporation provides that stockholders do not have the right to cumulative votes in the election of directors. At any meeting of our Board of Directors, except as otherwise required by law, a majority of the total number of directors then in office will constitute a quorum for all purposes.

Special Meetings of Stockholders

Our amended and restated bylaws provide that special meetings of the stockholders may be called only by the majority of the Board of Directors or the chairman of the Board of Directors, and only proposals included in the company’s notice may be considered at such special meetings.

Certain Corporate Anti-Takeover Provisions

Certain provisions in our amended and restated certificate of incorporation, amended and restated bylaws and the Amended and Restated Securityholders Agreement dated as of October 12, 2012 between us and investment funds affiliated with, or co-investment vehicles managed by, Apollo Management VI, L.P. (collectively, the “Apollo Funds”) that indirectly beneficially own our common stock (the “Apollo Securityholders Agreement”) may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders. The Apollo Funds are affiliates of Apollo Global Management, LLC (together with its subsidiaries, “Apollo”). See “Certain Relationships and Related Transactions, and Director Independence—Apollo Securityholders Agreement” in Part III, Item 13 of our Annual Report on Form 10-K for the year ended December 31, 2012, incorporated by reference herein.

Preferred Stock

Our amended and restated certificate of incorporation contains provisions that permit our Board of Directors to issue, without any further vote or action by the stockholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the dividend rates and whether such dividends will be cumulative or non-cumulative, the voting conversion or exchange rights of the shares of the series (if any), redemption rights, whether or not the shares of the series will be entitled to the benefit of a retirement or sinking fund, liquidation rights, the powers, preferences and relative, participation, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series. See “—Preferred Stock” above.

Classified Board

Our amended and restated certificate of incorporation and amended and restated bylaws provide that our Board of Directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible, and the number of directors on our Board of Directors may be fixed only by the majority of our Board of Directors, as described above in “—Composition of Board of Directors; Election and Removal of Directors; Number of Directors.”

Removal of Directors, Vacancies

At any time if at least 25% of the voting power of all the shares of the Company is owned by the Apollo Funds and if the Apollo Funds cast their votes associated with such shares in favor of the proposed action, our stockholders will be able to remove directors only by the affirmative vote of the holders of a majority of the voting power entitled to vote for the election of directors. At any other time, our stockholders will be able to remove directors only for cause and only by the affirmative vote of the holders of 75% of the voting power entitled to vote for the election of directors. Vacancies on our Board of Directors may be filled only by a majority of our Board of Directors, although less than a quorum.

No Cumulative Voting

Our amended and restated certificate of incorporation provides that stockholders do not have the right to cumulative votes in the election of directors. Cumulative voting rights would have been available to the holders of our common stock if our amended and restated articles of incorporation had not specifically provided that cumulative voting was not available.

No Stockholder Action by Written Consent; Calling of Special Meetings of Stockholders

Our amended and restated certificate of incorporation does not permit stockholder action without a meeting by consent for so long as less than a majority of the voting power of all the shares of the Company is owned by the Apollo Funds. Our amended and restated bylaws also provide that special meetings of the stockholders may be called only by a majority of the Board of Directors or the chairman of the Board of Directors, and only proposals included in the Company’s notice may be considered at such special meetings.

Advance Notice Requirements for Stockholders Proposals and Director Nominations

Our amended and restated bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally will have to be delivered to and received at our principal executive offices not less than 60 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, that in the event that the date of such meeting is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the preceding year’s annual meeting of our stockholders, a stockholder’s notice to be timely will have to be so delivered not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to such meeting, the tenth day following the day on which public announcement of the date of such meeting is first made. Our amended and restated bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Apollo Funds Approval Rights

At any time, if the Apollo Funds beneficially own at least 25% of the voting power of our outstanding common stock, the approval of a majority of the directors designated to the Board of Directors by the Apollo Funds will be required for, among other things, a consolidation or merger with or into any other entity, a transfer of all or substantially all of our assets to another entity or another transaction that would trigger a “Change of Control” as defined in our senior secured credit facility or the indentures governing our secured and unsecured notes. See “Certain Relationships and Related Transactions, and Director Independence—Apollo Securityholders Agreement” in Part III, Item 13 of our Annual Report on Form 10-K for the year ended December 31, 2012, incorporated by reference herein.

All the foregoing provisions of our amended and restated certificate of incorporation, amended and restated bylaws and the Apollo Securityholders Agreement could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These same provisions may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest. In addition, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Delaware Anti-Takeover Law

Section 203 of the DGCL provides that, subject to exceptions specified therein, an “interested stockholder” of a Delaware corporation shall not engage in any “business combination,” including general mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the time that such stockholder becomes an interested stockholder unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding specified shares); or

•

on or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specified business combinations proposed by an interested stockholder following the announcement or notification of one of such specified transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if such transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

Except as otherwise specified in Section 203, an “interested stockholder” is defined to include:

•

any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

•	the affiliates and associates of any such person.

Under some circumstances, Section 203 makes it more difficult for a person who is an interested stockholder to effect various business combinations with us for a three-year period. We have elected to be exempt from the restrictions imposed under Section 203.

Corporate Opportunity

Under our amended and restated certificate of incorporation, to the extent permitted by law:

•

any director or officer of the Company who is also an officer, director, employee, managing director or other affiliate of Apollo (each a “Covered Apollo Person”) has the right to, and has no duty to abstain from, exercising such right to, conduct business with any business that is competitive or in the same line of business as us, do business with any of our clients, customers, vendors or lessors, or make investments in the kind of property in which we may make investments;

•

if a Covered Apollo Person or any of its officers, partners, directors or employees acquire knowledge of a potential transaction that could be a corporate opportunity, he has no duty to offer such corporate opportunity to us;

•	we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities; and

•

in the event that any of our directors and officers who is also a director, officer, partner or employee of any Covered Apollo Person acquires knowledge of a corporate opportunity or is offered a corporate opportunity, provided that this knowledge was not acquired solely in such person’s capacity as our director or officer and such person acted in good faith, then such person will be deemed to have fully satisfied such person’s fiduciary duty and will not liable to us if any of the Apollo Covered Person pursues or acquires such corporate opportunity or if such person did not present the corporate opportunity to us.

Amendment of Our Certificate of Incorporation

Our amended and restated certificate of incorporation provides that at any time the Apollo Funds control at least 25% of the voting power of the outstanding shares of common stock, it may be amended by the affirmative vote of a majority of the outstanding stock entitled to vote thereon, so long as the Apollo Funds vote in favor of such amendment. At any other time, our amended and restated certificate of incorporation can be amended by the affirmative vote of 75% of the outstanding stock entitled to vote thereon or by the vote of a majority of the board of the directors. The Apollo Funds’ prior written consent is required for any amendment, modification or repeal of the provisions discussed above under “—Corporate Opportunity” regarding the ability of Apollo-related directors to direct or communicate corporate opportunities to Apollo.

Amendment of Our Bylaws

Our amended and restated certificate of incorporation provides that at any time the Apollo Funds control at least 25% of the voting power of the outstanding shares of common stock, the amended and restated bylaws can be amended with the affirmative vote of a majority of the outstanding stock entitled to vote thereon or by the vote of a majority of the board of the directors, so long as the Apollo Funds vote in favor of such amendment. At any other time our amended and restated certificate of incorporation provides that the amended and restated bylaws can be amended by the affirmative vote of 75% of the outstanding stock entitled to vote thereon or by the vote of a majority of the board of the directors.

Limitation of Liability and Indemnification

Our amended and restated certificate of incorporation limits the liability of our directors to the maximum extent permitted by Delaware law. Delaware law provides that directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except with respect to liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for any unlawful payments of dividends or unlawful stock repurchases or redemption as provided in Section 174 of the DGCL; or

•	for any transaction from which the director derived any improper personal benefit.

However, if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The modification or repeal of this provision of our amended and restated certificate of incorporation will not adversely affect any right or protection of a director existing at the time of such modification or repeal.

Our amended and restated certificate of incorporation and bylaws provide that we will, to the fullest extent from time to time permitted by law, indemnify our directors and officers against all liabilities and expenses in any suit or proceeding, arising out of their status as an officer or director or their activities in these capacities. We will also indemnify any person who, at our request, is or was serving as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. We may, by action of our Board of Directors, provide indemnification to our employees and agents within the same scope and effect as the foregoing indemnification of directors and officers. In addition, we have entered into separate indemnification agreements with each of our directors and executive officers. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct.

The right to be indemnified includes the right of an officer or a director to be paid expenses, including attorneys’ fees, in advance of the final disposition of any proceeding, provided that, if required by law, we receive an undertaking to repay such amount if it will be determined that he or she is not entitled to be indemnified.

Our Board of Directors may take such action as it deems necessary to carry out these indemnification provisions, including adopting procedures for determining and enforcing indemnification rights and purchasing insurance policies. Our Board of Directors may also adopt bylaws, resolutions or contracts implementing indemnification arrangements as may be permitted by law. Neither the amendment nor the repeal of these indemnification provisions, nor the adoption of any provision of our amended and restated certificate of incorporation inconsistent with these indemnification provisions, will eliminate or reduce any rights to indemnification relating to such person’s status or any activities prior to such amendment, repeal or adoption.

We believe these provisions will assist in attracting and retaining qualified individuals to serve as directors and officers.

Listing

Our common stock is listed on The New York Stock Exchange under the symbol “RLGY.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

SELLING STOCKHOLDERS

Information about selling stockholders, including their identities, the common stock to be registered on their behalf and the amounts to be sold by them, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus. The selling stockholders may include certain of our affiliates.

PLAN OF DISTRIBUTION

The selling stockholders may offer and sell the securities covered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;

•	through agents;

•	to or through underwriters, brokers or dealers; or

•	through a combination of any of these methods.

In addition, the manner in which the selling stockholders may sell some or all of the securities covered by this prospectus includes any method permitted by law, including, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

The selling stockholders may also enter into hedging transactions. For example, the selling stockholders may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from the selling stockholders to close out its short positions;

•	sell securities short and redeliver such shares to close out the short positions;

•

enter into option or other types of transactions that require the selling stockholders to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•

loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

The securities covered by this prospectus may be sold:

•	on a national securities exchange;

•	in the over-the-counter market; or

•	in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

In addition, the selling stockholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from the selling stockholders or others to settle such sales and may use securities received from the selling stockholders to close out any related short positions. The selling stockholders may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•	the name or names of any participating underwriters, brokers, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by the selling stockholders from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions or agency fees and other items constituting underwriters’, brokers’, dealers’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchange or markets on which the securities may be listed; and

•	other material terms of the offering.

The offer and sale of the securities described in this prospectus by the selling stockholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

In addition to selling its common stock under this prospectus, a selling stockholder may:

•	transfer its common stock in other ways not involving market maker or established trading markets, including directly by gift, distribution, or other transfer;

•	sell its common stock under Rule 144 or Rule 145 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144 or Rule 145; or

•	sell its common stock by any other legally available means.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Any selling stockholders, underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from the selling stockholders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. The selling stockholders will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

The selling stockholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling stockholders or any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholders and any affiliates of the selling stockholders. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

The selling stockholders are not restricted as to the price or prices at which they may sell the securities. Sales of such securities may have an adverse effect on the market price of the securities.

Moreover, it is possible that a significant number of shares of common stock could be sold at the same time, which may have an adverse effect on the market price of the securities.

We cannot assure you that the selling stockholders will sell all or any portion of the securities offered hereby.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market prices or at negotiated prices. The selling stockholders may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we and the applicable selling stockholders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

The selling stockholders may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. The selling stockholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us or any selling stockholders. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with the selling stockholders and its compensation.

In connection with offerings made through underwriters or agents, the selling stockholders may enter into agreements with such underwriters or agents pursuant to which the selling stockholders receive outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from the selling stockholders under these arrangements to close out any related open borrowings of securities.

Dealers

The selling stockholders may sell the offered securities to dealers as principals. The selling stockholders may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with the selling stockholders at the time of resale. Dealers engaged by the selling stockholders may allow other dealers to participate in resales.

Direct Sales

The selling stockholders may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

The selling stockholders may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

The selling stockholders will enter into such delayed contracts only with institutional purchasers that the selling stockholders approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We and the selling stockholders may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, the selling stockholders in the ordinary course of business. This includes commercial banking and investment banking transactions.

We may agree to indemnify in certain circumstances the selling stockholders against certain liabilities, including liabilities under the Securities Act. The selling stockholders may agree to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act.

Market-Making, Stabilization and Other Transactions

In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

We will pay the expenses, other than underwriting discounts and commissions, associated with the registration and sale of shares to be sold by the selling stockholders. The selling stockholders will pay any underwriting discounts, selling commissions or other minor expenses.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Marilyn J. Wasser, Executive Vice President, General Counsel and Corporate Secretary of Realogy, will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the applicable prospectus supplement. Ms. Wasser owns shares of common stock and options exercisable for shares of common stock.

EXPERTS

The financial statements of Realogy Holdings Corp., management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) and the financial statements schedule, incorporated in this prospectus by reference to Realogy Holdings’ Annual Report on Form 10-K for the year ended December 31, 2012, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of PHH Home Loans and Subsidiaries as of December 31, 2012 and 2011 and for the years ended December 31, 2012 and 2011 incorporated by reference in this prospectus and in the Registration Statement have been so incorporated in reliance on the report of ParenteBeard, LLC, an independent registered public accounting firm, incorporated by reference herein and in the Registration Statement, of which this prospectus forms a part, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by the registrant. Such expenses are estimated to be as follows:

Amount to be Paid
SEC Registration Fee	$	*
FINRA Fee		225,500
Accounting Fees and Expenses		**
Legal Fees and Expenses		**
Printing Expenses		**
Transfer Agent and Registrar		**
Miscellaneous Expenses		**

Total	$	**

*	Deferred in accordance with Rules 456(b) and Rule 457(r) of the Securities Act of 1933, as amended.
**	Estimated fees and expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate that we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation—a “derivative action”), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

Our amended and restated certificate of incorporation limits the liability of our directors to the maximum extent permitted by Delaware law. Delaware law provides that directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except with respect to liability:

•	for any breach of the director’s duty of loyalty to our company or our stockholders;

•	for any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

•	for any transaction from which the director derived an improper personal benefit.

However, if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The modification or repeal of this provision of our amended and restated certificate of incorporation will not adversely affect any right or protection of a director existing at the time of such modification or repeal.

Our amended and restated certificate of incorporation and bylaws provide that we will, to the fullest extent from time to time permitted by law, indemnify our directors and officers against all liabilities and expenses in any suit or proceeding, arising out of their status as an officer or director or their activities in these capacities. We will also indemnify any person who, at our request, is or was serving as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. We may, by action of our Board of Directors, provide indemnification to our employees and agents within the same scope and effect as the foregoing indemnification of directors and officers. In addition, we have entered into separate indemnification agreements with each of our directors and executive officers. These indemnification agreements require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct.

The right to be indemnified will include the right of an officer or a director to be paid expenses, including attorneys’ fees, in advance of the final disposition of any proceeding, provided that, if required by law, we receive an undertaking to repay such amount if it will be determined that he or she is not entitled to be indemnified.

Any Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement may provide for indemnification to the registrant’s directors and officers and any selling stockholders by the underwriters against certain liabilities.

Item 16.	Exhibits.

The Exhibits to this registration statement are listed in the Index to Exhibits on page II-7 and are incorporated by reference herein.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(A)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on the 9th day of April, 2013.

Realogy Holdings Corp.

By:	/S/ ANTHONY E. HULL
Name: Anthony E. Hull
Title: Executive Vice President, Chief Financial Officer and Treasurer

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Richard A. Smith, Anthony E. Hull and Marilyn J. Wasser and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on April 9, 2013.

Signature	Title
/s/ RICHARD A. SMITH	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)
Richard A. Smith
/s/ ANTHONY E. HULL	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
Anthony E. Hull

/s/ DEA BENSON	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)
Dea Benson

/s/ MARC E. BECKER	Director
Marc E. Becker

/s/ V. ANN HAILEY	Director
V. Ann Hailey

/s/ TRAVIS W. HENNINGS	Director
Travis W. Hennings

/s/ SCOTT M. KLEINMAN	Director
Scott M. Kleinman

/s/ M. ALI RASHID	Director
M. Ali Rashid

/s/ BRETT WHITE	Director
Brett White

/s/ MICHAEL J. WILLIAMS	Director
Michael J. Williams

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

2.1	Separation and Distribution Agreement by and among Cendant Corporation, Realogy Group LLC (f/k/a Realogy Corporation), Wyndham Worldwide Corporation and Travelport Inc. dated as of July 27, 2006 (Incorporated by reference to Exhibit 2.1 to Realogy Group LLC’s Current Report on Form 8-K filed July 31, 2006).

2.2	Letter Agreement dated August 23, 2006 relating to the Separation and Distribution Agreement by and among Realogy Group LLC (f/k/a Realogy Corporation), Cendant Corporation, Wyndham Worldwide Corporation and Travelport Inc. dated as of July 27, 2006 (Incorporated by reference to Exhibit 2.1 to Realogy Group LLC’s Current Report on Form 8-K filed August 23, 2006).

2.3	Agreement and Plan of Merger, dated as of December 15, 2006, by and among Realogy Holdings Corp. (f/k/a Domus Holdings Corp.), Domus Acquisition Corp. and Realogy Group LLC (f/k/a Realogy Corporation (Incorporated by reference to Exhibit 2.1 to Realogy Group LLC’s Current Report on Form 8-K filed December 18, 2006).

4.1	Amended and Restated Certificate of Incorporation of Realogy Holdings Corp. (Incorporated by reference to Exhibit 3.1 to Realogy Holding Corp.’s Quarterly Report on Form 10-Q for the three months ended September 30, 2012).

4.2	Amended and Restated Bylaws of Realogy Holdings Corp. (Incorporated by reference to Exhibit 3.2 to Realogy Holding Corp.’s Quarterly Report on Form 10-Q for the three months ended September 30, 2012).

4.3	Form of the Company’s common stock certificate (Incorporated by reference to Exhibit 4.88 to Realogy Holdings Corp.’s Registration Statement on Form S-1 filed October 5, 2012).

5.1**	Opinion of Marilyn J. Wasser, Esq..

23.1**	Consent of PricewaterhouseCoopers LLP.

23.2**	Consent of ParenteBeard LLC, independent auditors of PHH Home Loans, L.L.C.

23.3**	Consent of Marilyn J. Wasser, Esq. (included in Exhibit 5.1).

24.1**	Power of Attorney (included on signature page hereto).

*	To be filed by amendment to this registration statement or incorporated herein by reference from documents to be filed with the SEC under the Exchange Act.
**	Filed herewith.